EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in Registration Statement No. 333-152452 on Form F-3 of our report dated March 16, 2011 appearing in the Annual Report on Form 20-F of LJ International Inc. and its subsidiaries for the year ended December 31, 2010.
/s/ GRUBER & COMPANY, LLC
GRUBER & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
Lake Saint Louis, MO
Date — April 11, 2011